Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

TREDEGAR CORPORATION

The unaudited pro forma condensed combined financial information is based upon the historical statements of Tredegar Corporation (“Tredegar”) and Terphane Holdings LLC (“Terphane”) after giving effect to Tredegar’s acquisition of Terphane on October 24, 2011 (the “Transaction”), together with the related financing and other assumptions and adjustments as described in the accompanying notes.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2011 is presented as if the Transaction and the borrowings used to finance the Transaction occurred on June 30, 2011. The Unaudited Pro Forma Condensed Combined Income Statements for the year ended December 31, 2010 and the six months ended June 30, 2011 are presented as if the Transaction and the related borrowings used to finance the Transaction occurred on January 1, 2010.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Tredegar that would have been reported had the Transaction been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined financial statements have been prepared in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) for the purpose of inclusion in the Form 8-K/A that Tredegar is required to file with the SEC. The corresponding pro forma adjustments to the historical financial statements are based upon information currently available and certain estimates and assumptions. These estimates are subject to change as more information regarding the assets acquired and liabilities assumed becomes available. As a result, final amounts recorded for the Transaction may ultimately differ from the information included herein.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Tredegar and Terphane, respectively. The information related to Tredegar can be found in our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent Quarterly Report on Form 10-Q for the quarterly and year-to-date periods ended June 30, 2011. The information related to Terphane can be found in Exhibits 99.4 and 99.5 to the Current Report on Form 8-K/A, of which Exhibit 99.6 is a part.

Tredegar Corporation

Pro Forma Condensed Combined Balance Sheet

June 30, 2011

(Unaudited)

(In Thousands)	Tredegar Corporation	Terphane Holdings LLC	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$93,784	$6,508	$(50,736	)A	$49,556
Accounts and other receivables, net	100,822	19,953	—		120,775
Income taxes recoverable	6,319	(3,970)	—		2,349
Inventories	35,747	19,710	—		55,457
Deferred income taxes	6,500	—	—		6,500
Prepaid expenses and other	4,205	1,738	—		5,943

Total current assets	247,377	43,939	(50,736)		240,580

Property, plant and equipment, net	197,837	88,213	(1,250	)B	284,800
Other assets and deferred charges	49,079	2,784			51,863
Goodwill and other intangibles, net	106,561	—	84,387	C	190,948

Total assets	$600,854	$134,936	$32,401		$768,191

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$64,726	$17,195	$—		$81,921
Accrued expenses	27,089	4,760	—		31,849
Current portion of long-term debt	122	12,335	(12,335	)D	122

Total current liabilities	91,937	34,290	(12,335)		113,892

Long-term debt	248	41,337	83,663	D	125,248
Deferred income taxes	55,545	6,527	13,561	E	75,633
Other noncurrent liabilities	16,916	294	—		17,210

Total liabilities	164,646	82,448	84,889		331,983

Shareholders’ equity:
Common stock	12,781	40,000	(40,000	)F	12,781
Common stock held in trust for savings restoration plan	(1,337)	—	—		(1,337)
Foreign currency translation adjustment	28,880	6,160	(6,160	)F	28,880
Gain (loss) on derivative financial instruments	64	—	—		64
Pension and other postretirement benefit adjustments	(57,851)	—	—		(57,851)
Retained earnings	453,671	6,328	(6,328	)F	453,671

Total shareholders’ equity	436,208	52,488	(52,488)		436,208

Total liabilities and shareholders’ equity	$600,854	$134,936	$32,401		$768,191

See accompanying notes to the unaudited pro forma financial statements.

Tredegar Corporation

Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2010

(Unaudited)

(In Thousands)	Tredegar Corporation	Terphane Holdings LLC	Pro Forma Adjustments		Pro Forma
Revenues and other items:
Sales	$740,475	$133,030	$—		$873,505
Other income (expense), net	(940)	(3,092)	4,116	G	84

	739,535	129,938	4,116		873,589

Costs and expenses:
Cost of goods sold	596,330	107,692	184	H	704,206
Freight	17,812	5,278	—		23,090
Selling, general and administrative	68,610	13,028	669	I	82,307
Research and development	13,625	219	—		13,844
Amortization of intangibles	466	—	5,337	J	5,803
Interest expense	1,136	21,195	(18,070	)K	4,261
Asset impairments and costs associated with exit and disposal activities	773	—	—		773

Total	698,752	147,412	(11,880)		834,284

Income from continuing operations before income taxes	40,783	(17,474)	15,996		39,305
Income taxes	13,756	256	474	L	14,486

Net income from continuing operations	$27,027	$(17,730)	$15,522		$24,819

Earnings per share from continuing operations:
Basic	$.84				$.77
Diluted	.83				.76

Shares used to compute earnings per share:
Basic	32,292				32,292
Diluted	32,572				32,572

See accompanying notes to the unaudited pro forma financial statements.

Tredegar Corporation

Pro Forma Condensed Combined Statement of Income

For the Six Months Ended June 30, 2011

(Unaudited)

(In Thousands)	Tredegar Corporation	Terphane Holdings LLC	Pro Forma Adjustments		Pro Forma
Revenues and other items:
Sales	$392,490	$88,352	$—		$480,842
Other income (expense), net	623	826	—		1,449

	393,113	89,178	—		482,291

Costs and expenses:
Cost of goods sold	324,983	57,840	96	H	382,919
Freight	8,741	3,167	—		11,908
Selling, general and administrative	31,409	7,178	980	I	39,567
Research and development	6,744	191	—		6,935
Amortization of intangibles	258	—	2,669	J	2,927
Interest expense	716	3,371	(1,808	)K	2,279
Asset impairments and costs associated with exit and disposal activities	1,084	—	—		1,084

Total	373,935	71,747	1,937		447,619

Income from continuing operations before income taxes	19,178	17,431	(1,937)		34,672
Income taxes	6,462	2,876	(947	)L	8,391

Net income from continuing operations	$12,716	$14,555	$(990)		$26,281

Earnings per share from continuing operations:
Basic	$.40				$.82
Diluted	.39				.82

Shares used to compute earnings per share:
Basic	31,900				31,900
Diluted	32,233				32,233

See accompanying notes to the unaudited pro forma financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

TREDEGAR CORPORATION

1.    Basis of Presentation

Tredegar Corporation (“Tredegar”) acquired 100% of the outstanding equity interests of Terphane Holdings LLC (“Terphane”) through TAC Holdings, LLC and Tredegar Film Products Corporation, which are indirect and direct, respectively, wholly-owned subsidiaries of Tredegar, on October 24, 2011 (the “Transaction”). These unaudited pro forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for the purposes of inclusion in the Current Report on Form 8-K/A that Tredegar is required to file with the SEC, and certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.

Certain historical balances of Terphane, which include freight expenses on customer sales and research and development expenses, have been reclassified to conform to the pro forma condensed combined presentation.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2011 is presented as if the Transaction occurred on June 30, 2011. The Unaudited Pro Forma Condensed Combined Income Statements for the year ended December 31, 2010 and the six months ended June 30, 2011 are presented as if the Transaction occurred on January 1, 2010.

The unaudited pro forma condensed combined financial information of Tredegar is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of Tredegar that would have been reported had the Transaction been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations.

2.    Vision Capital Partners VII LP Acquisition of Terphane Holding Corporation

On September 29, 2010, Vision Capital Partners VII LP (“Vision Capital”), a private equity firm, acquired Terphane Acquisition Corporation from Terphane Holding Corporation (“THC”) through its subsidiary Terphane. In preparing the unaudited condensed combined income statement for the year ended December 31, 2010, the operating results of Terphane represent the combined historical financial results of THC for the nine months ended September 30, 2010 and the historical financial results of Terphane for the three months ended December 31, 2010.

A reconciliation of Terphane’s historical results for the unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2010 is as follows:

Terphance Holdings LLC and Terphane Holdings Corporation

Condensed Combined Statement of Income

For the Year Ended December 31, 2010

(In Thousands)	THC Nine Months Ended September 30, 2010	Terphane Three Months Ended December 31, 2010	Combined Entity Year Ended December 31, 2010
Revenues and other items:
Sales	$92,018	$41,012	$133,030
Other income (expense), net	414	(3,506)	(3,092)

	92,432	37,506	129,938

Costs and expenses:
Cost of goods sold	77,214	30,478	107,692
Freight	3,822	1,456	5,278
Selling, general and administrative	8,723	4,305	13,028
Research and development	153	66	219
Amortization of intangibles	—	—	—
Interest expense	17,106	4,089	21,195
Asset impairments and costs associated with exit and disposal activities	—	—	—

Total	107,018	40,394	147,412

Income from continuing operations before income taxes	(14,586)	(2,888)	(17,474)
Income taxes	(2,551)	2,807	256

Net income from continuing operations	$(12,035)	$(5,695)	$(17,730)

3.    Purchase Price Allocation

The Transaction was accounted for using the acquisition method of accounting in accordance with Accounting Codification Standard Topic 805, Business Combinations. Under the acquisition method of accounting, the total estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed from Terphane as of the date of the completion of the acquisition.

The Transaction was completed in accordance with the Membership Interest Purchase Agreement (“Purchase Agreement”) dated as of October 14, 2011. The total purchase price for the Transaction was $188 million, subject to certain post-closing adjustments provided in the Purchase Agreement. After post-closing adjustments (primarily related to working capital transferred), the total purchase price (net of cash acquired) was $175.7 million, which was used for the purpose of preparing the unaudited pro forma condensed combined financial statements. The purchase price was funded using available cash (net of cash received) of $50.7 million and financing of $125 million secured from Tredegar’s existing $300 million revolving credit facility.

Based upon management’s preliminary valuation of the fair value of tangible and intangible assets acquired (net of cash acquired) and liabilities assumed, the preliminary estimated purchase price allocation is as follows:

(In Thousands)
Accounts receivable	$15,239
Inventories	19,018
Property, plant & equipment	86,963
Intangible assets:
Customer relationships	32,600
Proprietary technology	14,700
Trade names	9,400
Noncompete agreements	2,300
Goodwill	43,622
Other assets (current & noncurrent)	7,915
Trade payables	(14,277)
Other liabilities (current & noncurrent)	(18,978)
Deferred taxes	(22,766)

Purchase price, net of cash received	$175,736

If information becomes available which would indicate adjustments are required to the purchase price allocation prior to the end of the measurement period for finalizing the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

4.    Pro Forma Adjustments

A.	Pro forma adjustment to record cash utilized (net of cash acquired) to fund a portion of the $175.7 million purchase price (net of cash acquired).

B.	Pro forma adjustment to record the total fair market value of property, plant and equipment acquired ($87.0 million) at the date of acquisition.

C.	Pro forma adjustment to record the following intangible assets acquired in connection with the acquisition:

•

Customer-related intangible assets, which include customer lists and relationships of Terphane, were estimated using the excess earnings method, and will be amortized on a straight-line basis over its estimated useful life of 12 years;

•

Technology-related intangible assets, which consist of patented and unpatented proprietary technology, were estimated using the relief from royalty method, and will be amortized on a straight-line basis over its estimated useful life of 10 years;

•	Marketing-related intangible assets, which consist of trade names, were estimated using the relief from royalty method, and will have an indefinite useful life;

•

Employee-related intangible assets, which include noncompete arrangements, were estimated using the income approach, and will be amortized on a straight-line basis over its estimated useful life of 2 years; and

•	Goodwill from the transaction, which represents the residual difference between the fair value of the assets acquired and the calculated purchase price, will have an indefinite useful life.

D.	Net adjustment to eliminate Terphane’s long-term debt ($12.3 million in “Current portion of long-term debt” and $41.3 million in “Long-term debt”), which was not assumed in the Transaction, and to record Tredegar’s borrowings against its revolving credit facility ($125 million in “Long-term debt”) to finance a portion of the purchase price.

E.	Pro forma adjustment to deferred taxes to reflect differences between the financial reporting general ledger basis and income tax basis of identifiable intangible and fixed assets in the stock acquisition.

F.	Pro forma adjustment to eliminate Terphane’s historical equity balances, including common stock of $40.0 million, accumulated foreign currency translation adjustment of $6.2 million and retained earnings of $6.3 million.

G.	Pro forma adjustment to “Other income (expense), net” for the year ended December 31, 2010 to eliminate transactions associated with the September 2010 purchase of THC by Vision Capital, which include:

•	Pretax charges of $5.5 million for acquisition-related expenses; and

•	A pretax gain of $1.4 million for the recognition of negative goodwill.

H.	Pro forma adjustment to “Cost of goods sold” related to additional depreciation expense associated with the pro forma adjustment for recording property, plant and equipment at fair value on the date of acquisition.

I.	Pro forma adjustment to “Selling, general and administrative” expenses related to the elimination of foreign currency remeasurement gains associated with long-term borrowings that were not assumed by Tredegar in the Transaction.

J.	Pro forma adjustments for the estimated amortization expense for the year ended December 31, 2010 and six months ended June 30, 2011 are as follows:

	Pro Forma Amortization Expense
(in thousands)	Year Ended December 31, 2010	Six Months Ended June 30, 2011
Proprietary technology	$1,470	$735
Customer relationships	2,717	1,359
Trade names	—	—
Noncompete agreements	1,150	575

Total Pro Forma Adjustments	$5,337	$2,669

K.	Pro forma adjustments for the estimated interest expense for the year ended December 31, 2010 and six months ended June 30, 2011 include entries to eliminate the historical interest expense of Terphane associated with long-term borrowings that were not assumed by Tredegar in the Transaction and to record pro forma interest expense related to the $125 million borrowed under Tredegar’s revolving credit facility to finance a portion of the purchase price.

	Pro Forma Interest Expense Adjustments
	Year Ended December 31, 2010	Six Months Ended June 30, 2011
Elimination of historical Terphane interest expense	$(21,195)	$(3,371)
Record pro forma interest expense on acquisition borrowings	3,125	$1,563

Total Pro Forma Adjustments	$(18,070)	$(1,808)

Borrowings under Tredegar’s revolving credit facility carry a variable rate of interest. An interest rate of 2.5%, which represents the assumed one-month LIBOR rate of 25 basis points plus an applicable credit spread of 225 basis points (consistent with the terms of the revolving credit facility), was used in calculating pro forma interest expense for each of the periods noted above. An increase or decrease of 12.5 basis points held constant over the relevant period would increase or decrease, respectively, the total interest cost by approximately $156,000 for the year ended December 31, 2010 and approximately $78,000 for the six months ended June 30, 2011.

L.	Pro forma adjustments for the estimated net income tax benefit associated with the previously described adjustments to the pro forma condensed combined income statements for the year ended December 31, 2010 and six months ended June 30, 2011. An assumed effective tax rate of 36% for transactions based in the United States and 15% for transactions based in Brazil was used in the calculation of pro forma tax expense.